EXHIBIT 32.1

Certification of Chief Executive Officer

Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

In connection with this Amendment No. 1 to the annual report on Form 10-K/A of Comarco, Inc., I, Thomas A. Franza, Chief Executive Officer of Comarco, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	This Amendment No. 1 to the annual report on Form 10-K/A fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Comarco, Inc. to which it relates.

Date: April 11, 2005	/s/ THOMAS A. FRANZA Thomas A. Franza Chief Executive Officer

The foregoing Certification is being furnished to the Securities and Exchange Commission as part of the accompanying Amendment No. 1 to the annual report on Form 10-K/A. A signed original copy of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.